UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2009

CECO ENVIRONMENTAL CORP.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7099 (Commission File Number)	13-2566064 (IRS Employer Identification No.)

3120 Forrer Street,
Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Approval of the CECO Environmental Corp. Employee Stock Purchase Plan

On May 21, 2009, at the 2009 Annual Meeting (the “Annual Meeting”) of Stockholders of CECO Environmental Corp. (the “Company”), the Company’s stockholders approved the CECO Environmental Corp. Employee Stock Purchase Plan (the “ESPP”).

The ESPP is administered by the Compensation Committee.  The aggregate maximum number of shares of the Company’s common stock that may be granted under the ESPP is one million five hundred thousand shares over the ten year term of the ESPP, subject to adjustment in the event there is a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, or similar transaction with respect to the common stock.

The ESPP is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on April 13, 2009 in connection with the Company’s 2009 Annual Meeting of Stockholders held on May 21, 2009.

The foregoing description of the ESPP does not purport to be completed and is qualified in its entirety by reference to the full text of the ESPP, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Amendment to the CECO Environmental Corp. 2007 Equity Incentive Plan

On May 21, 2009, at the Annual Meeting, the Company’s stockholders approved the First Amendment to the CECO Environmental Corp. 2007 Equity Incentive Plan (the “Amendment”).   The Amendment permits the Company to reprice options issued under the 2007 Equity Incentive Plan without shareholder approval.

The foregoing description of the Amendment does not purport to be completed and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Executive Compensation Plans

On May 21, 2009, the Compensation Committee of the Company granted 55,200 restricted shares to Richard J. Blum, President, 41,600 restricted shares to David D. Blum, Senior Vice President, and 41,600 restricted shares to Dennis W. Blazer, CFO and Vice President--Finance and Administration. The restricted shares were granted under the CECO Environmental Corp. 2007 Equity Incentive Plan.  The shares will vest on March 31, 2010 if the amount of CECO's income from operations before executive bonuses for 2009 exceeds $10.7 million. In addition, to the extent Mr. Richard Blum, Mr. David Blum and Mr. Blazer meet the individual established goals agreed to by the Compensation Committee in 2009, the Compensation Committee may in its discretion grant a cash award bonus to them of up to $34,500, $26,000, and $26,000, respectively, payable on or before March 15, 2010, which in each case equals 10% of their current respective salaries.

The Compensation Committee will determine whether the goals are met in each case.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Title

10.1
CECO Environmental Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit A to CECO Environmental Corp.’s definitive proxy statement on Schedule 14A filed with the Security Exchange Commission on April 13, 2009)

10.2
First Amendment to CECO Environmental Corp. 2007 Equity Incentive Plan (incorporated by reference to Exhibit B to CECO Environmental Corp.’s definitive proxy statement on Schedule 14A filed with the Security Exchange Commission on April 13, 2009)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2009	CECO ENVIRONMENTAL CORP.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President –Finance and Administration